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                                                                    Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Speedcom Wireless Corporation, Inc.
     Commission File Number 0-21061

Ladies and Gentlemen:

We have read Item 8 of Form 10-KSB dated March 30, 2001, of Speedcom Wireless Corporation, Inc. and are in agreement with the statements contained therein as they relate to Grant Thornton LLP. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                          Very truly yours,



                                          Grant Thornton, LLP